UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2022

Peak Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3350 W Bayshore Rd., Suite 100 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 549-9103

Ignyte Acquisition Corp.

650 Fifth Avenue, 4th Floor

New York, NY 10019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PKBO	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock for $11.50 per share	PKBOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New PIPE Subscription Agreements

As previously announced, on April 28, 2022, Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”), entered into subscription agreements (the “Original PIPE Subscription Agreements”) with certain investors (the “Original PIPE Investors”), pursuant to which, among other things, Ignyte agreed to issue and sell to the investors, in private placements to close immediately prior to the closing of Ignyte’s business combination (the “Business Combination”) with Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Peak Bio”), an aggregate of up to 1,550,000 shares of Ignyte’s common stock, par value $0.0001 per share (“Common Stock”), at $10.00 per share (the “PIPE Shares”), for an aggregate purchase price of $15,500,000. However, as subsequently reported in a Current Report on Form 8-K filed by Ignyte with the Securities and Exchange Commission (“SEC”) on October 27, 2022, after discussions with certain of the investors who were parties to the Original PIPE Subscription Agreements, as well as Peak Bio, Ignyte proposed to modify the terms of the Original PIPE Subscription Agreements.

On October 31, 2022, Ignyte entered into new subscription agreements (the “Warrant Share PIPE Subscription Agreements”) whereby Ignyte agreed to issue and sell to the investors thereto, in private placements to close immediately prior to the closing of the Business Combination, at $10.00 per share, an aggregate of up to (i) 302,500 PIPE Shares and (ii) 281,325 warrants (the “PIPE Financing Warrants”) to purchase shares of Common Stock, at an exercise price of $0.01 per share, for an aggregate purchase price of $3,025,000. The warrants would be on terms substantially the same as the outstanding warrants that were included in the units issued in Ignyte’s initial public offering, except that the new warrants would not be redeemable, and the warrants shall be exercisable for one year.

Concurrently with Ignyte’s entry into the Warrant Share PIPE Subscription Agreements, on October 31, 2022, Ignyte executed subscription agreements with certain of Peak Bio’s lenders (the “Bridge Loan PIPE Subscription Agreements” and together with the Warrant Share PIPE Subscription Agreements, the “New PIPE Subscription Agreements”) whereby Ignyte agreed to issue and sell to the Peak Bio lenders party thereto, in private placements to close immediately prior to the closing of the Business Combination, an aggregate of up to (i) 176,579 PIPE Shares and (ii) 164,218 PIPE Financing Warrants to purchase shares of Common Stock, at an exercise price of $0.01 per share, in consideration for their agreement to cancel an aggregate principal amount of $1,750,000 and the interest accrued thereon in promissory notes evidencing the loans such lenders had extended to Peak Bio between July and September 2022. The warrants would be on terms substantially the same as the outstanding warrants that were included in the units issued in Ignyte’s initial public offering, except that the new warrants would not be redeemable, and the warrants shall be exercisable for one year.

Additionally, pursuant to the terms of a Bridge Loan PIPE Subscription Agreement entered into with an Original PIPE Investor, the Original PIPE Subscription Agreement executed by such Original PIPE Investor, which provided for the sale of 1,500,000 PIPE Shares for an aggregate purchase price of $15,000,000, was terminated.

The obligations of the parties to consummate the investments contemplated by the New PIPE Subscription Agreements remained subject to the satisfaction or waiver of all of the existing conditions for closing of the transactions contemplated by the Original PIPE Subscription Agreements. The closing of the Business Combination (the “Closing”) and the PIPE investments took place substantially concurrently, on November 1, 2022.

The foregoing description of the New PIPE Subscription Agreements and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the text of the Form of New PIPE Subscription Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Sponsor Share Purchase Agreement

On November 1, 2022, Ignyte Sponsor LLC, a Delaware limited liability company (the “Sponsor”) entered into a share purchase agreement with Knight Family Management, LLC (“Knight Family”), whereby the Sponsor agreed to transfer 20,167 shares of Common Stock held by it to Knight Family in consideration for Knight Family’s services arranging for the commitment by certain other investors to fund the aggregate purchase price of $3,025,000 pursuant to the Warrant Share PIPE Subscription Agreements.

Payment Agreements

On November 1, 2022, Ignyte entered into payment agreements with each of (i) the Sponsor and (ii) Ingalls & Snyder, LLC (“Ingalls”). Collectively, these payment agreements are referred to as the “Payment Agreements.”

The Payment Agreements provide that Ignyte, at the Closing, will issue shares of Common Stock to each of the Sponsor and Ingalls, as consideration for (i) the working capital loans extended to Ignyte by the Sponsor and (ii) the marketing and consulting services provided to Ignyte by Ingalls. The dollar amount due and the number of shares of Common Stock to be issued as payment therefor is as follows:

	Dollar Amount Due	Number of Shares of Common Stock Issued as Payment Therefor
Sponsor	$400,000	77,200
Ingalls	$150,000	28,950

The foregoing description of the Payment Agreements is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Payment Agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.2 and 10.3, and the terms of which are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2022, Peak Bio, Inc. (the “Company”) received written notice (the “Notice”) from the Staff of the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Staff has determined that the Company has not complied with the requirements of IM-5101-2 because (i) the Company has not demonstrated that its common stock complies with the minimum 1,000,000 unrestricted publicly held shares requirement in Listing Rule 5505(a)(2) (the “Unrestricted Publicly Held Shares Requirement”) and (ii) the Company’s warrants do not qualify for initial listing since the security underlying the warrant, the Company’s common stock, does not qualify. The Notice indicated that the Company’s common stock and warrants will be suspended from Nasdaq on November 10, 2022 and a Form 25-NSE will be filed with the Securities and Exchange Commission unless the Company requests a hearing before a Hearings Panel (the “Panel”) by November 8, 2022. The Company intends to timely request the aforementioned hearing with the Panel and appeal Nasdaq’s determination, which request will stay the suspension of the Company’s common stock and warrants and the filing by Nasdaq of a Form 25-NSE pending the Panel’s decision.

The Company is working diligently to satisfy the Unrestricted Publicly Held Shares Requirement. However, the Company currently has a small public float and there can be no assurance that the Company will be able to satisfy the Unrestricted Publicly Held Shares Requirement prior to the hearing date or at all.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the headings “New PIPE Subscription Agreements” and “Payment Agreements” is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

As previously announced, Ignyte entered into a business combination agreement (the “Business Combination Agreement”) with Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea, and Peak Bio.

It had been previously disclosed that Chardan Capital Markets LLC (“Chardan”) would receive a financial advisory fee as financial advisor to Ignyte of $550,000 upon consummation of the Business Combination. However, on October 31, 2022, Chardan withdrew from its role as financial advisor to Ignyte and will no longer receive any financial advisory fee.

Subsequently, on November 1, 2022, Ignyte completed the Business Combination with Peak Bio and changed its name to “Peak Bio, Inc.” In connection with the consummation of the Business Combination, Ignyte and Peak Bio agreed to waive certain closing conditions under the Business Combination Agreement, including the conditions that (i) Ignyte shall have cash and cash equivalents on hand of at least $7.5 million after giving effect to the Redemption Rights (as defined in the Business Combination Agreement), and (ii) immediately prior to the closing, the amount of cash and cash equivalents available in the Trust Account (as defined in the Business Combination Agreement), plus all other cash and cash equivalents of Ignyte, plus the aggregate amount of cash proceeds received from the PIPE Investment (as defined in the Business Combination Agreement), shall be equal to or greater than $20 million. On November 1, 2022, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1993, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of New PIPE Subscription Agreement, dated October 31, 2022

10.2	Payment Agreement, dated November 1, 2022, by and between Ignyte Acquisition Corp. and Ignyte Sponsor LLC.

10.3	Payment Agreement, dated November 1, 2022, by and between Ignyte Acquisition Corp. and Ingalls & Snyder, LLC.

10.4	Form of Amended and Restated Warrant Agreement, between Ignyte Acquisition Corp. and Continental Stock Transfer & Trust Company.

99.1	Press Release, dated November 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAK BIO, INC.

By:	/s/ Stephen LaMond
Name:	Stephen LaMond
Title:	Interim Chief Executive Officer

Date: November 2, 2022